Exhibit (vii)

REPUBLIC OF PORTUGAL

DEBT SECURITIES

STANDARD UNDERWRITING TERMS

September 2004

1. Introductory. The Republic of Portugal (“Portugal”) may issue and sell from time to time certain debt securities registered under one or more registration statements referred to in Section 3(a) (the “Registered Securities”) The Registered Securities will be issued under a fiscal agency agreement (the “Fiscal Agency Agreement”) between Portugal and the fiscal agent named therein (the “Fiscal Agent”), in one or more series, which series may vary as to denomination, interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement (as hereinafter defined), for resale in accordance with terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Securities.” The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriters” of such Securities and the representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 2 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in these Standard Underwriting Terms (the “Standard Terms”)(other than in Sections 7(f) and 9 and the second sentence of Section 2), shall mean the Underwriters.

2. Terms Agreement. A terms agreement relating to the Securities (the “Terms Agreement”), which may be in telex, facsimile or other written form, will (i) contain substantially the terms and information in the form set forth in Annex I hereto, (ii) incorporate by reference, to the extent set forth therein, the provisions of these Standard Terms, and (iii) evidence the obligation of the Underwriters to purchase the Securities. The Terms Agreement will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Fiscal Agency Agreement, including but not limited to denomination, interest rate, maturity, any redemption provisions and any sinking fund requirements.

The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and Portugal agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of the offering that should be reflected in the Final Prospectus (as hereinafter defined) relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint.

It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Basic Prospectus (as hereinafter defined). The Securities delivered to the Underwriters on the Closing date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request. If Portugal is unable to deliver Securities in definitive form on the Closing Date, Portugal may deliver Securities in temporary form in lieu thereof, and in such case Portugal shall make available and deliver Securities in definitive form as soon thereafter as practicable.

3. Representations and Warranties. Portugal represents and warrants to, and agrees with, each Underwriter that:

(a) One or more registration statements on Schedule B covering the registration of all or a portion of the Securities under the U.S. Securities Act of 1933, as amended (the “Act”) identified in the Terms

Agreement (hereinafter collectively referred to as the “registration statement”), including a prospectus, relating to the Registered Securities have been filed with the U.S. Securities and Exchange Commission (the “Commission”) and have become effective. Such registration statement, including exhibits thereto and as amended at the time it became effective, and including any post-effective amendment thereto at the time it became effective, is herein called the “Registration Statement”. The prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”. Portugal will file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act a supplement or supplements to the Basic Prospectus. The supplemented form of prospectus, in the form which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented), is hereinafter called the “Final Prospectus”. Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter referred to as the “Preliminary Final Prospectus”.

(b) When the Registration Statement became effective and on the date the most recent amendment thereto became effective, the Registration Statement (i) meets the requirements set forth in Release No. 33-6426 (the “Release” of the Commission and Schedule B under the Act and complied in all material respects with the applicable requirements of the Act and the rules and regulations thereunder, the Release and Schedule B and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the date of the Final Prospectus, the date of the Terms Agreement and on the Closing Date (as defined below), the Final Prospectus did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Portugal makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to Portugal by or on behalf of any Underwriter specifically for use in connection with the preparation of any such document.

(c) The documents, if any, incorporated by reference in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934 (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Portugal is not in default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding material indebtedness, direct or contingent, of Portugal, and the execution, delivery and performance by Portugal of the Terms Agreement, the Fiscal Agency Agreement and the Securities will not conflict with, or result in any breach of, any term, condition or provision of, or constitute a default under, any applicable law or any agreement or instrument to which Portugal is a party or by which it is bound.

(e) As of the date of the Terms Agreement and as of the Closing Date (the Securities have been rated as set forth in the Terms Agreement.

4. Agreements. Portugal agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, Portugal will not file any amendment to the Registration Statement or any supplement (including the Final Prospectus) to the Basic Prospectus unless Portugal has furnished the Representatives with a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, Portugal will cause the Final Prospectus to be filed with the Commission pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act. Portugal will promptly advise the Representatives (i) when the Final Prospectus shall have been so filed, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment to the Registration Statement, or any amendment or any supplement to the Final Prospectus, or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by Portugal of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Portugal will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Within the period during which a prospectus relating to the Securities is required to be delivered under the Act but in no event after the period ending 180 days after the date of the Terms Agreement, Portugal will comply as far as Portugal is reasonably able with all requirements imposed upon Portugal by the Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of the Terms Agreement and by the Final Prospectus. If, at any time during such period, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the rules and regulations thereunder, Portugal promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c) Portugal will make generally available to its security holders in the United States and to the Representatives on behalf of the Underwriters, as soon as practicable, a statement in reasonable detail in the English language of the revenues and expenditures of Portugal covering the first full fiscal year of Portugal commencing after the date of the Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(d) Portugal will furnish to counsel for the Representatives, on behalf of the Underwriters, without charge, copies of the Registration Statement (including all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of and Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e) Portugal will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for sale under laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that Portugal shall not be required to file a consent to service of process in any such jurisdiction.

(f) During a period of five years after the date of the Terms Agreement, Portugal will furnish to the Representatives copies of all reports and financial statements filed with the Commission or any national securities exchange in the United States.

(g) Until the first business day following the Closing Date, Portugal will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, or announce the offering of any securities issued or guaranteed by Portugal that are denominated in U.S. dollars and that mature more than one year after their respective dates of issue.

(h) Portugal will apply for the listing of the Securities on each securities exchange, if any, named in the Terms Agreement, and will use its best efforts to cause each such listing to be approved and, if required in connection with any such listing, to obtain the registration of the Securities under the Exchange Act as soon as practicable after the Closing Date.

5. Selling and Other Restrictions

(a) Each Underwriter severally represents to and agrees with Portugal that is has not offered or sold, and will not offer or sell, any of the Securities in Portugal as part of their initial distribution.

(b) Each Underwriter severally represents to and agrees with Portugal to the effect of the provisions, if any, set forth under “Selling Restrictions” in the Terms Agreement.

(c) In addition to the provisions of Sections 5(a) and (b), each Underwriter severally represents to and agrees with Portugal that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any other material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof (including, without limitation, any prospectus delivery requirements) and which will not impose any obligations on Portugal except as contained in the Terms Agreement.

(d) Without prejudice to the other provisions of this Section 5 and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representatives may designate pursuant to Section 4(e) hereof, Portugal shall not have any responsibility for, and each Underwriter severally agrees with Portugal that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

(e) Other than the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and any document incorporated by reference therein, no other material or communication that may be used in connection with the offering of the Securities (“Non-U.S. Offering Materials”) has been filed under the Act. Accordingly, each Underwriter severally represents to and agrees with Portugal that it has not delivered or distributed and will not deliver or distribute any Non-U.S. Offering Material within the United States or to any U.S. person (as such terms are defined in Regulation S under the Act).

(f) Each Representative severally represents and agrees with Portugal that any stabilization transactions undertaken by it in connection with the initial distribution of the Securities shall be effected in accordance with all applicable laws and regulations.

6. Expenses. Portugal will pay all costs and expenses incident to the performance of the obligations of Portugal under the Terms Agreement, including, without limiting the generality of the foregoing, (i) all costs and expenses incident to the preparing, printing, filing and distribution of the Registration Statement (including any exhibits thereto), the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and any amendments thereof or supplements thereto, (ii) all costs and expenses of printing and distributing the Terms Agreement and these Standard Terms, any related documents, the Fiscal Agency Agreement, and the fees and expenses of the Fiscal Agent and any paying agencies under the Fiscal Agency Agreement, (iii) all costs and expenses in connection with the issuance and delivery to the Underwriters of the Securities, (iv) the determination of the eligibility of the Securities for investment and the qualification of the Securities in accordance with the provisions of Section 4(e) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation and printing of any Blue Sky Memorandum and Legal Investment Survey in respect of the Securities, (v) any fees charged by securities rating services for rating the Securities. Except as provided in this Section 6 and Section 8 hereof, the

Underwriters will pay all of their own costs and expenses, including the fees of their United States counsel and Portuguese counsel, if any, their out-of-pocket expenses in connection with negotiations with Portugal and any advertising expenses in connection with any offer they may make. Portugal agrees that upon delivery of and payment for the Securities at each Closing Date it will pay to the Representatives, for the respective accounts of the several Underwriters, the amount, if any, set forth in the Terms Agreement in lieu of reimbursement of such costs and expenses of the Underwriters.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of Portugal contained in the Terms Agreement, both (i) on, and as though made on, the date of the Terms Agreement and (ii) on, and as though made on, the Closing Date, to the accuracy of the statements of Portugal made in any certificates pursuant to the provisions thereof, to the performance by Portugal of its obligations thereunder performable prior to the Closing Date and to the following additional conditions:

(a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request of the Commission for additional information shall have been complied with to the satisfaction of the Representatives; and the Final Prospectus shall have been filed pursuant to the applicable provision of Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) of these Standard Terms.

(b) No Underwriter shall have advised Portugal that the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Attorney-General or the Deputy Attorney General of the Republic of Portugal shall have furnished to the Representatives his written opinion, dated the Closing Date, to the effect that:

(i) the Securities have been duly and validly authorized, in accordance with the laws of the Republic of Portugal; when executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement, and delivered and paid for by the Underwriters pursuant to the Terms Agreement, the Securities will have been duly and validly issued, executed and delivered; the Securities, and all the covenants therein contained, will constitute the valid, legally binding, unconditional, direct and general obligations of Portugal in accordance with their terms and will be entitled to the benefits of the Fiscal Agency Agreement; the full faith and credit of Portugal is pledged for the due and punctual payment of the Securities and for the performance of the obligations of Portugal with respect thereto; the Securities will rank pari passu, without any preference one over the other by reason of priority of date of issue, currency of payment or otherwise, with all other indebtedness for borrowed money of Portugal (including guarantees given by Portugal of indebtedness for borrowed money of others);

(ii) the Terms Agreement and the Fiscal Agency Agreement have each been duly authorized, executed and delivered by Portugal and, assuming that the Fiscal Agency Agreement constitutes the valid and legally binding obligation of Portugal under the laws of the State of New York, the Fiscal Agency Agreement constitutes the valid and legally binding obligation of Portugal in accordance with its terms;

(iii) the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, and their filing with the Commission have been duly authorized by and on behalf of Portugal, and the Registration Statement, as amended, has been duly executed by and on behalf of Portugal, and the information in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, stated on the authority of public officials of Portugal has been stated in their official capacities thereunto duly authorized;

(iv) the statements in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented relating to the Securities and the Fiscal Agency Agreement insofar as matters of Portuguese law are concerned, and all other statements with respect to or involving Portuguese law, are correct in all material respects;

(v) all authorizations, approvals, consents and filings required to be obtained or made under the laws of the Republic of Portugal from all governmental authorities in Portugal for the execution and delivery by Portugal of the Terms Agreement and the Fiscal Agency Agreement, for the performance by Portugal of its obligations therein contained, for the execution, issuance, sale and delivery of the Securities and for the performance by Portugal of its obligations therein contained have been obtained or made; and

(vi) under the laws of the Republic of Portugal, Portugal would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of the courts of the Republic of Portugal (other than immunity from execution on a judgment) in respect of any actions arising out of or relating to its obligations under the Terms Agreement and the Fiscal Agency Agreement or the Securities, and such courts would have jurisdiction in respect of such actions, provided, however, that Portugal has reserved the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States securities laws or any state securities law.

Insofar as the opinion required by this paragraph (c) is affected by matters of United States or New York law, it may be given in reliance upon the opinion required by paragraph (d) of this Section 7.

(d) The Represenatives shall have received the favorable opinion or opinions of Sullivan & Cromwell, United States counsel for the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Final Prospectus, the Terms Agreement, and the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of the laws of the Republic of Portugal upon the opinions required by paragraph (c) above.

(e) The Representatives shall have received the favorable opinion or opinions of Abreu & Marques, Vinhas & Associados, Portuguese counsel to the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Final Prospectus, the Terms Agreement and the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of United States or New York law upon the opinion required by paragraph (d) above.

(f) Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition, of Portugal which, in the judgment of a majority in interest of the Underwriters, including the Representatives, materially impairs the investment quality of the Securities; (ii) no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Securities are to be issued or to question the validity of the Securities, and none of said laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in relevant part; (iii) there shall not have occurred any downgrading in the rating of any debt securities of Portugal by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Portugal (other than the announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) there shall not have occurred any material adverse change in national or international financial, political, industrial or economic conditions if, in the judgment of a majority in interest of the Underwriters, including the Representatives, the effect of any event specified in this clause (iv) makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities; and (v) Portugal shall not have ceased to be a member of the International Monetary Fund and of the International Bank for Reconstruction and Development.

(g) The Representatives shall have received a certificate from the Chairman or Deputy Chairman of the Board of Directors of the Instituto de Gestão do Crédito Público, Ministry of Finance of the Republic of Portugal, dated the Closing Date, in which such official shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of Portugal contained in Section 3 hereof are true and correct on and as of the date of the Terms Agreement and of such certificate; (ii) since the date as of which information is given in the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of Portugal, except as set forth or contemplated by the Prospectus; and (iii) none of the events described in Sections 7(a) and 7(f)(ii) and (v) hereof has occurred.

(h) On or prior to the Closing Date counsel for the Underwriters shall have been furnished with such documents and information as they may reasonably require for the purpose of enabling them to pass upon the matters described in paragraph (d) above, and the Representatives shall have received such documents, opinions and information as the Representatives may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained in the Terms Agreement; and all proceedings taken by Portugal in connection with the issuance and sale of the Securities as contemplated in the Terms Agreement shall be satisfactory in form and substance to the Representatives.

(i) On or prior to the Closing Date the Counsel General of the Republic of Portugal at New York shall have accepted its appointment as authorized agent of Portugal upon which process may be served in any action by any Underwriter or any person controlling any Underwriter, and arising out of or based upon the Terms Agreement, which may be instituted in any State or Federal court in The City and State of New York.

(j) Unless otherwise specified in the Terms Agreement, the securities exchange(s) (if any) specified in the Terms Agreement shall have approved the Securities for listing.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in the Terms Agreement, or if any of the opinions, certificates, documents and information mentioned above or elsewhere in the Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, the Terms Agreement and all obligations of the Underwriters thereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives by notice to Portugal in writing or by telephone, confirmed in writing, or by telex, facsimile, cable or telegraph.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for under the Terms Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied (other than clause (f)(iv) of Section 7) or because of any refusal, inability or failure on the part of Portugal to perform any agreement in the Terms Agreement or comply with any provision thereof other than by reason of a default by any of the Underwriters, Portugal will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) Portugal agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

(i) against any and all loss, liability, claim, damages and expense whatsoever, as incurred, (1) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus any Preliminary Final Prospectus or the Final Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Portugal; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 9(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to Portugal by or on behalf of any Underwriter specifically for use in the Registration Statement (or any amendment thereto), or the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Preliminary Final Prospectus shall not enure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Securities if such person was not sent a copy of the Final Prospectus at or prior to the confirmation of the sale of such Securities to such person and the untrue statement or omission of material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus.

(b) Each Underwriter severally agrees to indemnify and hold harmless Portugal and each of its officials, including its authorized representative in the United States, who signed the Registration Statement, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to Portugal by or through the Representatives on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or the Basic Prospectus, such Preliminary Final Prospectus or the Final Prospectus (or any amendment or supplement thereto).

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under the Terms Agreement, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Portugal and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Portugal and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and Portugal is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each official of Portugal, including its authorized representative in the United States, who signed the Registration Statement shall have the same rights to contribution as Portugal.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under the Terms Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under the Terms Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in the Terms Agreement bear to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, the Terms Agreement will terminate without liability to any nondefaulting Underwriter or Portugal. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as the Representatives shall determine in order that any required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in the Terms Agreement shall relieve any defaulting Underwriter of its liability, if any, to Portugal and any nondefaulting Underwriter for damages occasioned by its default thereunder.

11. Termination. The Terms Agreement shall be subject to termination in the absolute discretion of the Representatives (after consultation with Portugal), by notice given to Portugal prior to delivery of and payment for all the Securities, if prior to such time (i) existing financial, political or economic conditions in Portugal, the United States or elsewhere, or national or international exchange rates or exchange controls, shall have undergone any change which, in the opinion of the Representatives, would materially adversely affect the market for the Securities, or (ii) trading in securities generally on the New York Stock Exchange or the Lisbon Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such exchange, trading in any securities of Portugal on any exchange or in the over-the-counter market, in Portugal or elsewhere shall have been suspended or limited or a banking moratorium shall have been declared either by U.S. Federal or New York State or Portuguese authorities.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of Portugal or its officials and of the Underwriters set forth in or made pursuant to the Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or Portugal or any of the controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of the Terms Agreement.

13. Notices. Except as otherwise expressly provided in the Terms Agreement, all communications thereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, telexed, sent by facsimile, cabled or telegraphed at the address specified in the Terms Agreement, or, if sent to Portugal, will be mailed, delivered, telexed, sent by facsimile, cabled or telegraphed to Chairman, Instituto de Gestão do Crédito Público, Ministry of Finance, Avenida Infante D. Henrique 1-C 1°, 1194 Lisbon, Portugal.

14. Successors. The Terms Agreement will inure to the benefit of and be binding upon the parties thereto and their respective successors and the controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation thereunder. No purchaser of any Security from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

15. Applicable Law. The Terms Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles, except with respect to its authorization and execution by and on behalf of Portugal and any other matters required to be governed by the laws of the Republic of Portugal.

16. Jurisdiction of Courts of New York and Portugal. Portugal appoints the Consul General of the Republic of Portugal at New York, N.Y. as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon the Terms Agreement which may be instituted in any State of Federal court in The City of New York, United States of America, and, subject to the last sentence of this Section 16, Portugal expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor Authorized Agent and such successor’s acceptance of such appointment shall have occurred. Portugal will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at 630, Fifth Avenue, Suite 655, New York, N.Y. 10111 and written notice of such service mailed or delivered to Chairman, Instituto de Gestão do Crédito Público, Ministry of Finance, Avenida Infante D. Henrique 1-C 1°, 1194 Lisbon, Portugal, shall be deemed in every respect effective service of process upon Portugal. Notwithstanding the foregoing, any action by a Underwriter based upon the Terms Agreement may be instituted by any Underwriter in any competent court in Portugal. Portugal waives irrevocably any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on the Terms Agreement which may be instituted as provided in this Section 16 in any State or Federal court in The City of New York, United States of America or in any competent court in Portugal. Portugal reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States securities laws or any state securities laws.

17. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with any offering of Securities under the Terms Agreement, and any action under the Terms Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

ANNEX I

THE REPUBLIC OF PORTUGAL

DEBT SECURITIES

TERMS AGREEMENT

Instituto de Gestão do Crédito Público

Av. da República, 57-6°

105—189 Lisboa

Portugal

Attention:

Dear Sirs:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions hereof and of the Standard Underwriting Terms (except as the same may be modified hereby), dated July 2003 and filed as an exhibit to post-effective amendment no. 1 to Portugal’s registration statement under Schedule B of the Securities Act of 1933 (No. 33-81838) (the “Standard Terms”), the following securities (“Securities”) on the following terms:

Title: [    %] [Floating Rate] – Notes – Debentures – Bonds – Due

Currency:

Principal Amount:

Interest: [    % per annum, from                     , 20    , payable semiannually on              and             , commencing                     , 20    , to holders of record on the preceding              or             , as the case may be.] [Zero coupon]

Maturity:                     , 20    .

Fiscal Agency Agreement: Fiscal Agency Agreement, dated as of [    ], between the Republic of Portugal and [    ], as Fiscal Agent.

Form(s) and Denomination(s): Registered, [    ] (all Securities to be delivered and held in global form through the facilities of the Depository Trust Company)

Optional Redemption:

Sinking Fund:

Purchase Price to Underwriters:

Purchase Price to Public:

Closing Date, Time and Location:

Funds: Federal Funds

Alternative manner of Payment:

[Names and Address[es] of Representative[s]:]

Securities and Exchange Commission File Number(s) of Registration Statement(s) under the Securities Act of 1933 which cover Securities to be purchased pursuant to this Terms Agreement:

[Amount of Payment to Underwriters pursuant to Section 6 of the Standard Terms:]

Selling Restrictions:

Listings:

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

[It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

The provisions of the Standard Terms are incorporated herein by reference. [Insert any modifications.]

The Securities will be made available for checking and packaging at the office of at least 24 hours prior to the Closing Date.

[Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

[Please signify your acceptance of the foregoing by return telex or facsimile not later than P.M. today.]

Very truly yours,

[Name(s) of Representative(s) or Underwriters] [On behalf of (themselves/itself) and as Representative(s) of the Several] [As] Underwriter(s) [By: Name of Lead Representative]

SCHEDULE A

Underwriter	Principal Amount of Securities

Total